As filed with the Securities and Exchange Commission on May 1, 2013

Registration No. 333-64319

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-1974638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18 East Dover Street, Easton, Maryland	21601
(Address of Principal Executive Offices)	(Zip Code)

Shore Bancshares, Inc. 1998 Stock Option Plan

(Full title of the plan)

W. Moorhead Vermilye

Chief Executive Officer

Shore Bancshares, Inc.

18 East Dover Street, Easton, Maryland 21601

(410) 822-1400

(Name, address and telephone number of agent for service)

Copies to:

Andrew Bulgin, Esquire

Gordon Feinblatt LLC

The Garrett Building

233 East Redwood Street

Baltimore, Maryland 21202

(410) 576-4280

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed, pursuant to the registrant’s undertaking in Item 9(a)(3) of Part II of the Registration Statement, for the purpose of removing from registration the 62,941 shares of common stock of the registrant, par value $.01 per share, that remained unsold at the termination of the offering covered thereby. The Shore Bancshares, Inc. 1998 Stock Option Plan terminated pursuant to its terms, and all options granted thereunder were exercised, were forfeited or lapsed. Accordingly, the offering of shares pursuant to the foregoing plan has terminated, and the registrant, therefore, removes such shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on this 24th day of April, 2013.

SHORE BANCSHARES, INC.

By:	/s/ W. Moorhead Vermilye
Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Moorhead Vermilye and George S. Rapp, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Herbert L. Andrew III	/s/ Blenda W. Armistead
Herbert L. Andrew III, Director	Blenda W. Armistead, Director
April 24, 2013	April 24, 2013

/s/ David J. Bates	/s/ Lloyd L. Beatty, Jr.
David J. Bates, Director	Lloyd L. Beatty, Jr., Director
April 24, 2013	April 24, 2013

/s/ James A. Judge	/s/ Neil R. LeCompte
James A. Judge, Director	Neil R. LeCompte, Director
April 24, 2013	April 24, 2013

/s/ Frank E. Mason III	/s/ Christopher F. Spurry
Frank E. Mason III, Director	Christopher F. Spurry, Director
April 24, 2013	April 24, 2013

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/s/ F. Winfield Trice, Jr.	/s/ John H. Wilson
F. Winfield Trice, Jr., Director	John H. Wilson, Director
April 24, 2013	April 24, 2013

/s/ W. Moorhead Vermilye	/s/ George S. Rapp
W. Moorhead Vermilye, Director	George S. Rapp, Vice President &
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Account Officer)
April 24, 2013	April 24, 2013

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